UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2015

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor, Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 6, 2015, Karyopharm Therapeutics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, certain stockholders of the Company named in Exhibit B to the Underwriting Agreement (the “Selling Stockholders”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters (collectively, the “Underwriters”), relating to an underwritten public offering of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Of the Shares, 2,950,000 are being sold by the Company and 50,000 are being sold by the Selling Stockholders. The offering price to the public is $33.00 per share, and the Underwriters have agreed to purchase the Shares from the Company and the Selling Stockholders pursuant to the Underwriting Agreement at a price of $31.02 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $90.9 million. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 450,000 shares of Common Stock at the same price per share as the Shares. In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

The Shares will be issued pursuant to a prospectus supplement dated January 6, 2015 and an accompanying base prospectus dated January 5, 2015 that form a part of the registration statement on Form S-3 that the Company filed on January 5, 2015 with the Securities and Exchange Commission, which became effective upon filing (File No. 333-201366). The closing of the offering is expected to take place on or about January 12, 2015, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events

The full text of the press release announcing the pricing of the underwritten public offering on January 6, 2015 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 7, 2015	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Vice President, Corporate Development,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 6, 2015 by and among the Company, the Selling Stockholders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several Underwriters.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

99.1	Press Release issued January 6, 2015.